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                                                                     Exhibit 99g

[CUSHMAN & WAKEFIELD LETTERHEAD]



November 13, 1998


Ms. Beverly A. Wyckoff, Esq.
Legal Department
Zenith Electronics Corporation
1000 Milwaukee Avenue
Glenview, Illinois 60025

Re:  SEC Registration Reference
     C&W Appraisal 98-90843

Dear Ms. Wyckoff:

Permission is hereby given for the public disclosure, as a part of Zenith's disclosures to the SEC (registration statement Form S-4, dated as of August 10, 1998, as amended), of the contents of the above referenced appraisal, dated June 12, 1998, performed by Cushman & Wakefield of Arizona, Inc. concerning Zenith's real property located in Reynosa, Mexico (Partes de Television de Reynosa, SA de
CV). It is our understanding that the above registration is being filed as part of Zenith's planned restructuring, and our permission is subject to such intended use and disclosure pursuant to the terms and conditions of the Indemnity Agreement (and Exhibit "A") executed between the parties.

Sincerely,

Cushman & Wakefield of Illinois, Inc.




/s/ Stanley R. Dennis, Jr.

-------------------------------
    Stanley R. Dennis, Jr., MAI

SRD: dw


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